Exhibit 99.1

SOHU.COM REPORTS SECOND QUARTER 2011 UNAUDITED FINANCIAL RESULTS

Record Total Revenues of US$198.7 Million, Up 36% Year-over-Year, Exceeding the High End of

Group Guidance by US$5.7 Million;

GAAP Net Income Before Non-Controlling Interest Up 36% Year-over-Year to US$61.6 Million,

Non-GAAP Net Income Before Non-Controlling Interest Up 27% Year-over-Year to US$67.0 Million,

Exceeding the High End of Group Guidance by US$5.5 Million;

GAAP Fully Diluted EPS of US$1.10, Non-GAAP Fully Diluted EPS of US$1.21, Exceeding the High

End of Group Guidance by 3 US Cents

BEIJING, CHINA, August 1, 2011 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, search, gaming, community and mobile service group, today reported unaudited financial results for the second quarter ended June 30, 2011.

Second Quarter Highlights1

•	Record total revenues and record revenues in online brand advertising, Sogou, and online game businesses. All such operating parameters exceeded the Group’s expectations.

•	Total revenues were US$198.7 million, up 36% year-over-year and 14% quarter-over-quarter.

•	Online brand advertising revenues were US$67.7 million, up 27% year-over-year and 19% quarter-over-quarter.

•	Sogou revenues were US$13.6 million, up 252% year-over-year and 71% quarter-over-quarter.

•	Online game revenues reached US$101.5 million, up 31% year-over-year and 7% quarter-over-quarter.

•

GAAP net income attributable to Sohu.com Inc. was US$42.7 million, up 37% year-over-year and 9% quarter-over-quarter, or US$1.10 per fully diluted share. Non-GAAP net income attributable to Sohu.com Inc. was US$47.4 million, up 27% year-over-year and 8% quarter-over-quarter, or US$1.21 per fully diluted share.

•

On May 11, 2011, Changyou.com Limited (Changyou), a subsidiary of Sohu, completed the acquisition of 68.258% of the equity in Shenzhen 7Road Technology Co., Ltd. (“7Road”), a Web-based game company in China. 7Road’s financial statements were consolidated in Changyou’s financial statements starting on June 1, 2011.

[1]

Explanation of the Group’s non-GAAP financial measures and related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliation to Unaudited Condensed Consolidated Statements of Operations.”

“I am pleased to report strong financial results for the second quarter,” commented Dr. Charles Zhang, chairman and chief executive officer of Sohu.com. “We set new records for total revenue as a result of strong performance in three of our core business lines — brand ads, Sogou and Changyou, each of which set new individual highs for revenue. Sohu Video outperformed its larger competitors and expanded its audience reach, while Sogou accelerated its growth trajectory with over 250% top-line growth, driven by strong improvements in search traffic and monetization.”

Dr. Zhang added, “I am also excited to report that on July 22nd, Changyou launched Duke of Mount Deer, or DMD, which is the company’s second in-house developed game. The unique technological innovations brought about by the four years of development have been well received by players. Since its launch, the user base has been growing steadily and we already need to add more servers. With DMD, our flagship game Tian Long Ba Bu, and the acquisition of 7Road, a Web-based game company in China, Changyou is successfully transforming itself into a diversified gaming company and escalating our leading position in China’s online gaming industry.”

Commenting on Sohu’s online brand advertising business, Ms. Belinda Wang, Co-President and COO added, “Second quarter revenue in our online brand advertising business hit a new high as we saw strong advertising demand from the Internet sector, including e-commerce companies. Among all channels, online video was the fastest growing one with over 150% increase in revenues and nearly 50% increase in the number of advertisers on a year-over-year basis.”

Second Quarter Financial Results

Revenues

Total revenues for the second quarter of 2011 were US$198.7 million, up 36% year-over-year and 14% quarter-over-quarter.

Online brand advertising revenues for the second quarter of 2011 totaled US$67.7 million, up 27% year-over-year and 19% quarter-over-quarter. The increases were mainly due to the increased number of brand advertising customers and strong advertising demand from the IT sector including e-commerce companies.

Sogou revenues for the second quarter of 2011 were US$13.6 million, up 252% year-over-year and 71% quarter-over-quarter. Sogou revenues include search and start-up page revenues. The increases were mainly due to increased search traffic and improved monetization of traffic.

Online game revenues for the second quarter of 2011 were US$101.5 million, up 31% year-over-year and 7% quarter-over-quarter.

Wireless revenues for the second quarter of 2011 were US$11.6 million, up 5% year-over-year and down 1% quarter-over-quarter.

Gross Margin

Gross margin was 73% for the second quarter of 2011, compared with 74% in the first quarter of 2011 and 73% in the second quarter of 2010. Non-GAAP gross margin for the second quarter of 2011 was 74%, which was unchanged from the first quarter of 2011 and the second quarter of 2010.

Online brand advertising gross margin for the second quarter of 2011 was 62%, compared with 61% in the first quarter of 2011 and 58% in the second quarter of 2010. Non-GAAP online brand advertising gross margin for the second quarter of 2011 was 63%, compared with 62% in the first quarter of 2011 and 60% in the second quarter of 2010.

Both GAAP and non-GAAP gross margin for Sogou in the second quarter of 2011 were 55%, compared with 39% in the first quarter of 2011 and 14% in the second quarter of 2010.

Both GAAP and non-GAAP gross margin for online games in the second quarter of 2011 were 90%, compared with 91% in the first quarter of 2011 and 91% in the second quarter of 2010.

Both GAAP and non-GAAP gross margin for the wireless business for the second quarter of 2011 were 39%, compared with 41% in the first quarter of 2011 and 48% in the second quarter of 2010.

Operating Expenses

For the second quarter of 2011, Sohu’s operating expenses totaled US$76.8 million, up 37% year-over-year and 18% quarter-over-quarter. Non-GAAP operating expenses totaled US$72.9 million, up 43% year-over-year and 20% quarter-over-quarter. The increases in both GAAP and non-GAAP operating expenses were mainly due to increases in both headcount and average compensation and higher expenses associated with marketing activities in the second quarter of 2011.

Operating Margin

Operating margin was 35% for the second quarter of 2011, compared with 36% in the previous quarter and 35% in the second quarter of 2010. Non-GAAP operating margin was 37% for the second quarter of 2011, compared with 39% in the previous quarter and 39% in the second quarter of 2010.

Income Tax Expense

For the second quarter of 2011, excluding a non-cash income tax expense of US$0.9 million recorded for tax benefits from share-based awards, non-GAAP income tax expense was US$9.3 million, compared with US$10.8 million in the previous quarter.

Net Income

Before deducting the share of net income pertaining to the Non-controlling Interest, GAAP net income for the second quarter of 2011 was US$61.6 million, up 36% year-over-year and 12% quarter-over-quarter. Non-GAAP net income for the second quarter of 2011 was US$67.0 million, up 27% year-over-year and 10% quarter-over-quarter, exceeding the high end of the Group’s expectations.

GAAP net income attributable to Sohu.com Inc. for the second quarter of 2011 was US$42.7 million, or US$1.10 per fully diluted share. Non-GAAP net income attributable to Sohu.com Inc. for the second quarter of 2011 was US$47.4 million, or US$ 1.21 per fully diluted share, up 27% year-over-year and 8% quarter-over-quarter, exceeding the high end of the Group’s expectations.

Cash Balance

Sohu Group continued to maintain a debt-free balance sheet and a strong cash position of US$718.1 million as of June 30 2011.

Ms. Carol Yu, Co-President and CFO of Sohu commented, “We are pleased with our strong second quarter results. Our key online game, online video and Sogou business units are all expanding rapidly as a result of years of steady investment and hard work. We have demonstrated a consistent ability to cultivate new businesses from the incubation stage to the point where they can prosper as a separately listed company. We will continue to proactively support all of our underlying businesses as we strive to create value for our shareholders over the long term.”

Supplementary Information for Online Game Results

Second Quarter 2011 Operational Results

•	Aggregate registered accounts for Changyou’s games[2] increased 34% year-over-year and 13% quarter-over-quarter to 131.9 million.

•	Aggregate peak concurrent users (“PCU”) for Changyou’s games were 970,000, down 15% year-over-year and 3% quarter-over-quarter.

•	Aggregate active paying accounts (“APA”) for Changyou’s games increased 4% year-over-year and 1% quarter-over-quarter to 2.91 million.

•

Average revenue per active paying account (“ARPU”) for Changyou’s games increased 15% year-over-year and 1% quarter-over-quarter to RMB211, which is consistent with Changyou’s intention to have ARPU within a range that keeps Changyou’s games affordable for the majority of Chinese game players.

Second Quarter 2011 Revenues

Online game revenues for the second quarter of 2011, which includes revenues from Changyou’s game operations and overseas licensing revenues and revenues from 7Road, increased 31% year-over-year and 7% quarter-over-quarter to US$101.5 million. The increases were mainly due to the continued popularity of TLBB in China during the quarter and consolidation of 7Road’s financial statements starting on June 1, 2011.

Recent Business Developments

Changyou Completes Acquisition of Majority Stake in 7Road

On May 11, 2011, Changyou completed the acquisition of 68.258% of the equity in 7Road for fixed cash consideration of approximately US$68.26 million, plus additional variable cash consideration of up to a maximum of US$32.76 million that is contingent upon the achievement of specified performance milestones through December 31, 2012. 7Road is a developer of Web-based games and the creator of DDTank, one of the most popular multiplayer Web-based shooting games in China. Translated into 9 different languages, DDTank has been launched in countries or territories overseas including Vietnam, Taiwan, Brazil and others.

Changyou Begins Open Beta Testing of Legend of Ancient World

On May 19, 2011, Changyou began open-beta testing of Legend of Ancient World, the Company’s first 2.5D oriental fantasy massively multi-player online role-playing game. Transporting players back some 4,000 years ago to the ancient Huaxia period, the game allows players to take on multiple roles from a selection of 21 occupations while exploring ancient Chinese civilization. The game was licensed from a game studio in China.

Changyou Licenses Battlefield Online from Electronic Arts

Changyou has entered into a licensing agreement with Electronic Arts, a global leader in digital interactive entertainment, for the exclusive rights to operate Battlefield Online, a massively multiplayer online first-person shooter game in China. The game is the first online game in the Battlefield franchise, which is a long-standing series of first-person shooter games for the PC.

[2]

Comprises the following games operated in China: Tian Long Ba Bu (“TLBB”), Blade Online, Blade Hero 2, Da Hua Shui Hu, Zhong Hua Ying Xiong, Immortal Faith, San Jie Qi Yuan and Legend of Ancient World.

Changyou Begins Open Beta Testing of Duke of Mount Deer

On July 22, 2011, Changyou began open-beta testing of Duke of Mount Deer, Changyou’s inhouse-developed 3D fantasy martial-arts massively multi-player online role-playing game. Using two different game engines and the latest 3D rendering technology, the game displays beautifully rendered, cinematic quality graphics, and recreates the imaginary martial arts world from the final book of Louis Cha’s popular novel series. The game also features Changyou’s self-developed seamless server connectivity technology that, for the first time in a massively multi-player online role-playing game (“MMORPG”), allows gamers to move beyond the server where they originally registered and engage in competitions and social activities with users that are logged in on separate servers. In addition, the game introduces a novel “server vs. server” battle mode that brings communities of users on different servers together to fight against competing teams on other servers for land, resources and dominance over the whole game universe.

Business Outlook

For the third quarter of 2011, Sohu expects:

•	Total revenues to be between US$225.0 million and US$230.0 million.

•	Online brand advertising revenues to be between US$75.0 million and US$77.0 million. This implies sequential growth of 11% to 14%, and 27% to 30% year-over-year growth.

•	Sogou revenues to be around US$16.0 million.

•	Total revenues from Changyou to be between US$115.0 million and US$118.0 million, including online game revenues of US$112.0 million to US$114.0 million.

•	Before deducting the share of non-GAAP net income pertaining to the Non-controlling Interest, non-GAAP net income to be between US$64.5 million and US$67.0 million.

•	Non-GAAP net income attributable to Sohu.com Inc. to be between US$47.0 million and US$49.0 million and non-GAAP fully diluted earnings per share to be between US$1.20 and US$1.25.

•

Assuming no new grants of share-based awards, compensation expenses and income tax expenses relating to share-based awards to be around US$4.0 million to US$4.8 million. The estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the third quarter of 2011, under US GAAP, by 10 to 12 cents.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of cost of revenues, operating expenses, income tax expense, net income and net income per share, which are adjusted from results based on GAAP to exclude the impact of share-based awards granted to employees in the consolidated statements of operations, which consists mainly of share-based compensation expense and non-cash tax benefits from excess tax deductions related to share-based awards. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu’s management believes excluding the impact of share-based awards from its non-GAAP financial measure is useful for itself and investors. Further, the impact of share-based awards cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As the impact of share-based awards does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, in general, the monthly financial results for internal reporting and any performance measure for commissions and bonuses are based on non-GAAP financial measures that exclude the impact of share-based awards.

The non-GAAP financial measures are provided to enhance investors’ overall understanding of Sohu’s current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding the impact of share-based awards, is that the impact of share-based awards has been and will continue to be a significant recurring expense in Sohu’s business for the foreseeable future. In order to mitigate these limitations Sohu has provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between the GAAP financial measures that are most directly comparable to the non-GAAP financial measures that have been presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is derived from Sohu’s unaudited interim financial statements prepared in accordance with GAAP.

Mezzanine Equity consists of non-controlling interests in 7Road and a put option that gives the non-controlling shareholders the right to put their shares to Changyou at a pre-determined price if 7Road achieves specified performance milestones before the expiry of the put option and certain circumstances occur. The put option will expire in 2014. Non-controlling interests of 7Road and the put option are classified as mezzanine equity in Changyou’s consolidated balance sheets, as redemption of the non-controlling interests is not solely within the control of Changyou.

In accordance with ASC subtopic 480-10, Changyou accretes the balance of non-controlling interests to its redemption value over the period from the date of the 7Road acquisition to the earliest exercise date of the put right. Any subsequent changes in the redemption value are considered to be changes in accounting estimates and are also recognized over the same period as net income attributable to mezzanine classified non-controlling interests.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected that the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason. Statements that are not historical facts, including statements about Sohu’s beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the current global financial and credit markets crisis and its potential impact on the Chinese economy, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, and Sohu’s reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2010, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and other filings with the Securities and Exchange Commission.

Conference Call and Webcast

Sohu’s management team will host a conference call on August 1, 2011(8:30 p.m. Beijing/Hong Kong time, August 1, 2011) at 8:30 a.m. U.S. Eastern Time.

The dial-in details for the live conference call are:

US Toll-Free:	+1-866-314-4483
International:	+1-617-213-8049
Hong Kong:	+852-3002-1672
China Mainland:	+86-400-881-1629 / +86-400-881-1630
Passcode:	SOHU

Please dial in 10 minutes before the call is scheduled to begin and provide the passcode to join the call.

A telephone replay of the call will be available after the conclusion of the conference call at 11:30 a.m. Eastern Time on August 1 through August 8, 2011. The dial-in details for the telephone replay are:

International:	+1-617-801-6888
Passcode:	81711413

The live webcast and archive of the conference call will be available on the Investor Relations section of Sohu’s website at http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; #1 online alumni club www.chinaren.com; wireless value-added services provider www.goodfeel.com.cn; leading online mapping service provider www.go2map.com; and developer and operator of online games www.changyou.com/en/.

Sohu corporate services consist of online brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engine. Sohu also offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. Sohu’s online game subsidiary, Changyou.com (NASDAQ: CYOU) and its subsidiaries currently operates over 10 online games that mainly includes in-house developed MMORPGs, such as Tian Long Ba Bu, one of the most popular online games in China, and Duke of Mount Deer, as well as web-based games, such as DDTank. Sohu.com, established by Dr. Charles Zhang, one of China’s internet pioneers, is in its fifteenth year of operation.

For investor and media inquiries, please contact:

In China:

Mr. James Deng
Sohu.com Inc.
Tel:	+86 (10) 6272-6596
E-mail:	ir@contact.sohu.com

Ms. Jenny Wu
Christensen
Tel:	+86 (10) 5826-4939
E-mail:	jwu@ChristensenIR.com

In the United States:

Mr. Jeff Bloker
Christensen
Tel:	+1 (480) 614-3003
E-mail:	jbloker@ChristensenIR.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Six Months Ended
	Jun. 30, 2011	Mar. 31, 2011	Jun. 30, 2010	Jun. 30, 2011	Jun. 30, 2010
Revenues:
Online brand advertising	$67,728	$57,153	$53,162	$124,881	$92,674
Online games	101,531	94,930	77,721	196,461	149,793
Sogou search and start-up page	13,613	7,979	3,872	21,592	6,696
Wireless	11,645	11,704	11,073	23,349	24,361
Others	4,188	2,603	269	6,791	2,027

Total revenues	198,705	174,369	146,097	373,074	275,551

Cost of revenues:
Online brand advertising (includes stock-based compensation expense of $536, $702, $1,204, $1,238 and $2,171, respectively)	25,781	22,445	22,256	48,226	39,539
Online games (includes stock-based compensation expense of $19, $33, $43, $52 and $110, respectively)	9,950	8,968	7,008	18,918	12,392
Sogou search and start-up page (includes stock-based compensation expense of $0, $0, $0, $0 and $0, respectively)	6,104	4,877	3,343	10,981	6,096
Wireless (includes stock-based compensation expense of $0, $0, $0, $0 and $0, respectively)	7,109	6,892	5,810	14,001	12,721
Others (includes stock-based compensation expense of $0, $0, $1, $0 and $2, respectively)	4,220	2,670	504	6,890	999

Total cost of revenues	53,164	45,852	38,921	99,016	71,747

Gross profit	145,541	128,517	107,176	274,058	203,804

Operating expenses:
Product development (includes stock-based compensation expense of $1,421, $1,772, $2,218, $3,193 and $4,663, respectively)	24,858	22,782	16,881	47,640	32,399
Sales and marketing (includes stock-based compensation expense of $872, $1,089, $1,176, $1,961 and $2,131, respectively)	38,316	30,177	29,606	68,493	52,615
General and administrative (includes stock-based compensation expense of $1,568, $1,672, $1,811, $3,240 and $3,904, respectively)	12,982	11,998	9,384	24,980	19,267
Amortization of intangible assets	597	192	139	789	247

Total operating expenses	76,753	65,149	56,010	141,902	104,528

Operating profit	68,788	63,368	51,166	132,156	99,276

Other income/(expense)	1,479	510	(330)	1,989	(355)
Interest income and exchange difference	1,621	2,293	958	3,914	2,157

Income before income tax expenses	71,888	66,171	51,794	138,059	101,078

Income tax expense	10,281	11,002	6,329	21,283	14,292

Net income	61,607	55,169	45,465	116,776	86,786

Less: Net income attributable to the mezzanine classified noncontrolling interest shareholders	361	—	—	361	—
Net income attributable to the noncontrolling interest shareholders	16,981	10,362	12,012	27,343	23,142

Net income attributable to Sohu.com Inc.	44,265	44,807	33,453	89,072	63,644

Basic net income per share attributable to Sohu.com Inc.	$1.16	$1.17	$0.88	$2.33	$1.68

Shares used in computing basic net income per share attributable to Sohu.com Inc.	38,295	38,193	37,822	38,245	37,800

Diluted net income per share attributable to Sohu.com Inc.	$1.10	$1.01	$0.82	$2.11	$1.54

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	38,860	38,767	38,289	38,814	38,366

Note:

(a)	Certain amounts from prior periods have been reclassified to conform with current period presentation.

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED, IN THOUSANDS)

	As of Jun 30, 2011	As of Dec 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$718,055	$678,389
Short term investments	16,070	—
Investment in debt securities	77,280	75,529
Accounts receivable, net	85,998	62,603
Prepaid and other current assets	27,124	19,646

Total current assets	924,527	836,167

Fixed assets, net	134,297	120,627
Goodwill	176,562	67,761
Intangible assets, net	67,021	17,308
Prepaid non-current assets	151,412	137,999
Other assets	6,487	7,728

Total assets	$1,460,306	$1,187,590

LIABILITIES
Current liabilities:
Accounts payable	$25,177	$5,940
Accrued liabilities	75,923	65,229
Receipts in advance and deferred revenue	57,392	51,513
Accrued salary and benefits	39,210	35,409
Taxes payable	26,154	31,719
Other short-term liabilities	25,376	21,862
Contingent consideration	13,978	—

Total current liabilities	$263,210	$211,672

Long-term accounts payable	1,727	—
Deferred tax liabilities	4,718	—
Contingent consideration	15,646	1,359
Total long-term liabilities	$22,091	$1,359

Total liabilities	$285,301	$213,031

MEZZANINE EQUITY	53,577	—

SHAREHOLDERS’ EQUITY:
Sohu.com Inc. shareholders’ equity	903,390	796,117
Noncontrolling Interest	218,038	178,442

Total shareholders’ equity	$1,121,428	$974,559

Total liabilities, mezzanine equity and shareholders’ equity	$1,460,306	$1,187,590

Note:

(a)	Certain amounts from prior periods have been reclassified to conform with current period presentation.

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING IMPACT OF SHARE-BASED AWARDS

	Three Months Ended Jun. 30, 2011			Three Months Ended Mar. 31, 2011			Three Months Ended Jun. 30, 2010
	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP
Online brand advertising revenues	$67,728	$—	$67,728	$57,153	$—	$57,153	$53,162	$—	$53,162
Less: Cost of online brand advertising revenues	25,781	(536)	25,245	22,445	(702)	21,743	22,256	(1,204)	21,052

Online brand advertising gross profit	$41,947	$536	$42,483	$34,708	$702	$35,410	$30,906	$1,204	$32,110

Online brand advertising gross margin	62%		63%	61%		62%	58%		60%

Online games revenues	$101,531	$—	$101,531	$94,930	$—	$94,930	77,721	—	77,721
Less: Cost of online games revenues	9,950	(19)	9,931	8,968	(33)	8,935	7,008	(43)	6,965

Online games gross profit	$91,581	$19	$91,600	$85,962	$33	$85,995	$70,713	43	70,756

Online games gross margin	90%		90%	91%		91%	91%		91%

Sogou search and start-up page revenues	$13,613	$—	$13,613	$7,979	$—	$7,979	$3,872	—	3,872
Less: Cost of Sogou search and start-up page revenues	6,104	—	6,104	4,877	—	4,877	3,343	—	3,343

Sogou search and start-up page gross profit	$7,509	$—	$7,509	$3,102	$—	$3,102	$529	—	529

Sogou search and start-up page gross margin	55%		55%	39%		39%	14%		14%

Wireless revenues	$11,645	$—	$11,645	$11,704	$—	$11,704	$11,073	—	11,073
Less: Cost of wireless revenues	7,109	—	7,109	6,892	—	6,892	5,810	—	5,810

Wireless gross profit	$4,536	$—	$4,536	$4,812	$—	$4,812	$5,263	—	5,263

Wireless gross margin	39%		39%	41%		41%	48%		48%

Others revenues	$4,188	$—	$4,188	$2,603	$—	$2,603	$269	—	269
Less: Cost of others revenues	4,220	—	4,220	2,670	—	2,670	504	(1)	503

Others gross profit	$(32)	$—	$(32)	$(67)	$—	$(67)	$(235)	1	(234)

Others gross margin	(1%)		(1%)	(3%)		(3%)	(87%)		(87%)

Total revenues	$198,705	$—	$198,705	$174,369	$—	$174,369	$146,097	$—	$146,097
Less: Total cost of revenues	53,164	(555)	52,609	45,852	(735)	45,117	38,921	(1,248)	37,673

Gross profit	$145,541	$555	$146,096	$128,517	$735	$129,252	$107,176	$1,248	$108,424

Gross margin	73%		74%	74%		74%	73%		74%

Operating expenses	$76,753	$(3,861)	$72,892	$65,149	$(4,533)	$60,616	$56,010	$(5,205)	$50,805

Operating profit	$68,788	$4,416	$73,204	$63,368	$5,268	$68,636	$51,166	6,453	57,619

Operating margin	35%		37%	36%		39%	35%		39%

Income tax expense /(benefit)	$10,281	$(934)	$9,347	$11,002	$(173)	$10,829	$6,329	(624)	5,705

Net income before noncontrolling interest	$61,607	$5,350	$66,957	$55,169	$5,441	$60,610	$45,465	7,077	52,542

Net income attributable to Sohu.com Inc. for basic net income per share	$44,265	$4,849	$49,114	$44,807	$4,908	$49,715	$33,453	6,511	39,964

Net income attributable to Sohu.com Inc. for diluted net income per share (b)	$42,693	$4,698	$47,391	$39,336	$4,675	$44,011	$31,265	$6,187	$37,452

Diluted net income per share attributable to Sohu.com Inc.	$1.10		$1.21	$1.01		$1.13	$0.82		$0.96

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	38,860		39,105	38,767		39,097	38,289		39,037

Note:

(a)	To eliminate the impact of share-based awards as measured using the fair value method.
(b)	To adjust Sohu’s economic interest in Changyou and Sogou under the treasury stock method and if-converted method, respectively.
(c)	Certain amounts from prior periods have been reclassified to conform with current period presentation.

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING IMPACT OF SHARE-BASED AWARDS

	Six Months Ended Jun. 30, 2011			Six Months Ended Jun. 30, 2010
	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP
Online brand advertising revenues	$124,881	$—	$124,881	$92,674	$—	$92,674
Less: Cost of online brand advertising revenues	48,226	(1,238)	46,988	39,539	(2,171)	37,368

Online brand advertising gross profit	$76,655	$1,238	$77,893	$53,135	$2,171	$55,306

Online brand advertising gross margin	61%		62%	57%		60%

Online games revenues	$196,461	—	196,461	149,793	—	149,793
Less: Cost of online games revenues	18,918	(52)	18,866	12,392	(110)	12,282

Online games gross profit	$177,543	52	177,595	137,401	110	137,511

Online games gross margin	90%		90%	92%		92%

Sogou search and start-up page revenues	$21,592	—	21,592	6,696	—	6,696
Less: Cost of Sogou search and start-up page revenues	10,981	—	10,981	6,096	—	6,096

Sogou search and start-up page gross profit	$10,611	—	10,611	600	—	600

Sogou search and start-up page gross margin	49%		49%	9%		9%

Wireless revenues	$23,349	—	23,349	24,361	—	24,361
Less: Cost of wireless revenues	14,001	—	14,001	12,721	—	12,721

Wireless gross profit	$9,348	—	9,348	11,640	—	11,640

Wireless gross margin	40%		40%	48%		48%

Others revenues	$6,791	—	6,791	2,027	—	2,027
Less: Cost of others revenues	6,890	—	6,890	999	(2)	997

Others gross profit	$(99)	—	(99)	1,028	2	1,030

Others gross margin	(1%)		(1%)	51%		51%

Total revenues	$373,074	$—	$373,074	$275,551	$—	$275,551
Less: Total cost of revenues	99,016	(1,290)	97,726	71,747	(2,283)	69,464

Gross profit	$274,058	$1,290	$275,348	$203,804	$2,283	$206,087

Gross margin	73%		74%	74%		75%

Operating expenses	$141,902	$(8,394)	$133,508	$104,528	$(10,698)	$93,830

Operating profit	$132,156	9,684	141,840	99,276	12,981	112,257

Operating margin	35%		38%	36%		41%

Income tax expense /(benefit)	$21,283	(1,107)	20,176	14,292	(1,155)	13,137

Net income before noncontrolling interest	$116,776	10,791	127,567	86,786	14,136	100,922

Net income attributable to Sohu.com Inc. for basic net income per share	$89,072	9,757	98,829	63,644	12,735	76,379

Net income attributable to Sohu.com Inc. for diluted net income per share (b)	$82,029	$9,373	$91,402	$59,192	$12,029	$71,221

Diluted net income per share attributable to Sohu.com Inc.	$2.11		$2.34	$1.54		$1.82

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	38,814		39,102	38,366		39,058

Note:

(a)	To eliminate the impact of share-based awards as measured using the fair value method.
(b)	To adjust Sohu’s economic interest in Changyou and Sogou under the treasury stock method and if-converted method, respectively.
(c)	Certain amounts from prior periods have been reclassified to conform with current period presentation.